UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                     REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                         DATE OF REPORT FEBRUARY 1, 2005
                              MEGADATA CORPORATION
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             (Exact name of registrant as specified in its charter)

                                    NEW YORK
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         (State or other jurisdiction of incorporation or organization)

                                   11-2208938
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                      (I.R.S. Employer Identification No.)

47 ARCH STREET, GREENWICH, CONNECTICUT                   06830
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(Address of Principal Executive Offices)               (Zip Code)

    Registrant's telephone number, including area code:  (203) 622-4086
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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On January 28, 2005, the Company entered into a Debt Extension Agreement with G.S. Beckwith Gilbert, the Company's Chairman and significant shareholder, effective November 1, 2004, pursuant to which the Company and Mr. Gilbert agreed to modify certain terms and conditions of outstanding promissory notes previously issued by the Company to Mr. Gilbert. The principal amount of such previously issued notes was due at November 1, 2004, and the total amount due and owing as of November 1, 2004 was $8,866,465. Pursuant to the Debt Extension Agreement, the Company issued a new note in replacement of those previously outstanding notes. Under the terms of the new note, principal and accrued interest as of October 31, 2004, aggregate into a principal amount of $8,939,880 with a maturity date of November 1, 2005 bearing an interest rate of 4.5%.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibits: The following documents are filed as exhibits to this report:

10.1 Debt Agreement, dated as of January 28, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                              MEGADATA CORPORATION


      DATED: JANUARY 28, 2005                 BY: /S/ JEFFREY P. DEVANEY
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                                                  JEFFREY P. DEVANEY
                                                  CHIEF FINANCIAL OFFICER